Exhibit 99.1

VSee Health Reports Third Quarter 2024 Revenue Up 131% Year-over-Year

SAN JOSE, Calif. -- November 15, 2024 -- VSee Health, Inc. (Nasdaq: VSEE), a provider of comprehensive telehealth services that customize workflow streams and enhance patient care, today provided a business update and reported financial results for the three and nine months ended September 30, 2024.

Financial & Business Highlights

•	Revenue was $3.4 million for the third quarter of 2024, up 131% over the third quarter of 2023.
•	Revenue was $6.6 million for the nine months ended September 30, 2024, up 51% over the nine months ended September 30, 2023.
•	Contracted with Seven Corners Correctional Health, the operator of 24 federal prisons, to offer accessible, quality specialty care to the inmate population they serve.
•	Expanded our telehealth and billing services to major healthcare clients through a partnership with SkywardRx, including nonprofit, hospital and Fortune 20 corporate clients.
•	Partnered with Ava Robotics for the development of a VSee Health-powered Ava robot that allows providers to extend their reach and provide personalized care remotely to hospital intensive care units.
•	Launched Aimee, an innovative virtual healthcare, labs and prescription drug service that patients can access whether or not they have health insurance, providing low-cost access to quality healthcare.
•	Launched a sea ambulance telehealth initiative utilizing Starlink satellite technology, providing US veterans and residents in remote areas with access to virtual doctor consultations and emergency care.
•	Introduced a GLP-1 telehealth program to address obesity and chronic diseases, integrating prescription medication, personalized care plans, and behavioral interventions to provide affordable, impactful healthcare solutions for underserved communities.
•	Partnered with BabyLiveAdvice to address maternal care disparities by launching an innovative virtual maternal care model to provide comprehensive care for underserved communities.

Management Commentary

"This quarter marks a transformative moment for VSee Health, the completion of our first full quarter post-merger. The integration of VSee Lab and iDoc Virtual Telehealth Solutions has solidified our position in delivering scalable, tailored telehealth solutions," said Imo Aisiku, M.D., co-CEO and Chairman of VSee Health. "We believe our combined company is uniquely positioned to address critical challenges in healthcare, from expanding access in underserved communities to optimizing workflows for enterprise-level clients. This period has demonstrated the resilience of our platform and our capacity to drive meaningful impact."

"We believe that our ability to combine fast customization, enterprise scalability, and robust security is what sets us apart in the crowded telehealth space. This quarter's strategic initiatives and partnerships, including the launch of programs addressing obesity, maternal health disparities, and veteran care, exemplify our commitment to delivering scalable solutions that improve lives while creating long-term value for our stakeholders," added Milton Chen, Ph.D., co-CEO of VSee Health.

Third Quarter Financial Results

Third quarter consolidated financial statements include the accounts of VSee Health, Inc. and its subsidiaries, VSee Lab, Inc. and iDoc Virtual Telehealth Solutions, Inc., which are both 100% wholly owned subsidiaries of VSee Health following the business combination on June 24, 2024.

Revenue was $3.4 million for the third quarter of 2024, compared to $1.5 million for the third quarter of 2023, an increase of 131%. The increase was primarily driven by $1.1 million or 100% of revenue from the acquisition of iDoc in the second quarter, as well as higher technical and engineering fees, and professional and other fees and. Technical and engineering fees increased by 267% due to a higher volume of engineering, customizations and integration services provided to the U.S. Department of Health and Human Services and existing customers. Professional and other fees increased by 40% due to higher project management services primarily to a recently signed significant client. Subscription revenue also increased 9% due to higher usage volumes.

Operating expenses for the third quarter of 2024 increased by $58.2 million. The increase was driven by one-time goodwill impairment charges of $55.0 million. The increase was also driven by higher general and administrative expense, primarily from amortization expense and an increase in expenses related to the acquisition of iDoc, as well as transaction related expenses from the recapitalization and acquisitions of DHAC and iDoc, primarily for professional and advisory service fees.

Net loss for the third quarter of 2024 was $51.8 million, compared to a net loss of $0.1 million for the third quarter of 2023. The increase was primarily driven by one-time goodwill impairment charges of $55.0 million, and a $0.7 million loss on extinguishment related to note conversions and shares issued to vendors. These were partially offset by a $5.7 million gain on the change in fair value of debt and derivative financial instruments.

Nine Month Financial Results

Revenue was $6.6 million for the nine months ended September 30, 2024, compared to $4.3 million for the nine months ended September 30, 2023, an increase of $2.2 million or 51%. The increase was primarily driven by 100% of revenue from the acquisition of iDoc in the second quarter, as well as higher technical and engineering fees, and professional and other fees. Technical and engineering fees increased by 161% due to a higher volume of customizations, engineering, and integration services for a recently signed significant client and existing customers. Professional and other fees increased by 50% due to increased project management services, higher patient visits, and higher hardware purchases from new customers during the second quarter. These increases were offset by a 2% decline in subscription revenue due to the churned enterprise customers in 2024, as some clients gradually shifted back to face-to-face consultations.

Operating expenses for the nine months ended September 30, 2024 increased by $58.6 million to $63.0 million. The increase was driven by one-time goodwill impairment charges of $55.0 million, as well as higher general and administrative expenses, primarily from amortization expense and an increase of expenses related to the acquisition of iDoc. Additionally, transaction expenses from the recapitalization and acquisitions of DHAC and iDoc contributed to the increase, primarily for professional and advisory service fees.

Net loss for the nine months ended September 30, 2024, was $52.1 million, compared to a net loss of $1.0 million for the same period in 2023. The increase was primarily driven by one-time goodwill impairment charges of $55.0 million, $1.6 million initial fair value loss on the Quantum Note, and $0.7 million loss on extinguishment related to note conversions and shares issued to vendors. These were partially offset by a $6.3 million gain on the change in fair value of debt and derivative financial instruments.

As of September 30, 2024, VSee Health had cash of $2.3 million.

Pro Forma Financial Results

The unaudited pro forma financial information in the tables below summarizes the combined results of VSee Health's operations and iDoc's operations, as though the acquisition of iDoc had been completed as of the beginning of 2023.

Proforma total revenues for the third quarter of 2024 were $3.4 million compared with $3.1 million for the third quarter of 2023. Proforma total revenues for the nine months ended September 30, 2024, were $9.2 million compared with $9.4 million for the same period of 2023.

The proforma net loss for the third quarter of 2024 was $0.4 million, or $(0.02) per share, compared with a net loss of $1.3 million, or $(0.09) per share, for the third quarter of 2023. The proforma net loss for the nine months ended September 30, 2024, was $2.4 million, or $(0.16) per share, compared with a net loss of $3.4 million, or $(0.24) per share, for the same period of 2023.

The following table summarizes the pro forma financial information:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
Total revenues	$3,354,437	$3,076,235	$9,191,682	$9,390,435
Net loss	$(368,063)	$(1,322,199)	$(2,436,877)	$(3,435,940)
Weighted average shares:
Basic and diluted	15,077,548	14,806,820	14,821,999	14,602,506
Net loss per share:
Basic and diluted	$(0.02)	$(0.09)	$(0.16)	$(0.24)

About VSee Health

VSee Health's AI telehealth platform is the fastest way for enterprises to go from ideation to market go-live. Field-hardened on over 1.5M HIPAA-compliant video encounters every month, its customizable telehealth building blocks each meet stringent security standards, and are ready to scale. VSee Health has deployed services in over 50 countries, including Iraq, Syria, Marshall Islands and El Salvador. Its clients include NASA Space Station, US Department of Health and Human Services, McKesson, Magellan, DaVita, GE, countless startups, and the entire country of Qatar.

VSee Health also provides tailored solutions for critical shortage areas such as critical care and teleradiology. It is committed to empowering high quality healthcare access and reducing physician burnout and workforce shortages through its telehealth technology. For more information, please visit www.vseehealth.com.

Forward-Looking Statements

Matters discussed in this news release that are not statements of historical or current facts, including but not limited to those relating to VSee Health's ability to improve healthcare access and provider efficiencies, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause performance or achievements to be materially different from historical results or from any future performance or achievements expressed or implied by such forward-looking statements. Accordingly, readers should not place undue reliance on any forward-looking statements. More information on risk factors relating to VSee Health and its technology and billing services is included from time to time in the "Cautionary Note Regarding Forward-Looking Statements," "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of VSee Health's periodic and current filings with the SEC, which are also made available on VSee Health's website at www.vseehealth.com. Forward-looking statements speak only as of the date they are made, and VSee Health undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, or otherwise

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2024	2023
	(Unaudited)
ASSETS
Current assets
Cash	$2,327,337	$118,734
Accounts receivable, net of allowance for credit losses of $2,062,444 and $32,457 as of September 30, 2024, and December 31, 2023, respectively	2,613,327	628,480
Due from related party	560,380	-
Prepaids and other current assets	1,606,469	79,920
Total current assets	7,107,513	827,134

Note receivable, related party	245,500	-
Right-of-use assets, net	417,835	-
Intangible assets, net	11,547,500	-
Goodwill	4,916,694	-
Fixed assets, net	794,688	3,657
Total assets	$25,029,730	$830,791

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable and accrued liabilities	$8,270,393	$1,824,408
Deferred revenue	683,111	802,524
Due to related party	456,858	338,506
Operating lease liability	68,958	-
Financing lease liability	191,330	-
Factoring payable	208,788	-
Encompass Purchase liability	265,978	-
Income tax payable	63,855	-
SAFE Note	-	135,000
Contingent liability	-	600,000
ELOC	177,000	-
ELOC Commitment Fee Note	495,000	-
Additional Bridge Notes	122,000	-
Exchange Note	1,851,000	-
Quantum Convertible Note, related party	2,985,000	-
September 2024 Convertible Note	2,000,000	-
Loan payable, related party, net of discount	471,651	323,000
Line of credit	456,097	-
Notes payable, net of discount	439,183	220,000
Total current liabilities	19,206,202	4,243,438

Notes payable, less current portion, net of discount	593,941	-
Operating lease liability, less current portion	289,263	-
Financing lease liability, less current portion	181,312	-
Total liabilities	20,270,718	4,243,438

Commitments, Contingencies, and Concentration Risk (Note 9)

Stockholders’ equity (deficit)
Preferred stock, $0.0001 par value, 10,000,000 shares authorized; 6,158 and 0 shares issued and outstanding as of September 30, 2024, and December 31, 2023, respectively	1	-
Common stock, $0.0001 par value; 100,000,000 shares authorized 15,362,278 and 4,639,643 shares issued and outstanding as of September 30, 2024, and December 31, 2023, respectively	1,536	464
Additional paid-in capital	66,282,056	6,027,153
Accumulated deficit	(61,524,581)	(9,114,985)
Non-controlling interest	-	(325,279)
Total stockholders’ equity (deficit)	4,759,012	(3,412,647)
Total liabilities and stockholders’ equity (deficit)	$25,029,730	$830,791

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2024, AND 2023 (UNAUDITED)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
Revenues
Subscription fees	$1,037,457	$947,525	$3,080,085	$3,131,347
Professional services and other fees	396,455	283,968	1,145,930	762,300
Technical engineering fees	806,456	219,978	1,159,345	444,315
Patient fees	623,198	-	654,718	-
Telehealth fees	485,971	-	516,540	-
Institutional fees	4,900	-	5,380	-
Total revenues	3,354,437	1,451,471	6,561,998	4,337,962
Cost of goods sold	941,388	478,399	1,814,281	1,528,008
Gross margin	2,413,049	973,072	4,747,717	2,809,954

Operating expenses
Compensation and related benefits	1,678,627	1,013,488	3,490,615	3,433,658
General and administrative	2,170,217	224,874	2,830,615	832,513
Goodwill impairment charges	54,984,000	-	54,984,000	-
Transaction expenses	646,303	9,066	1,653,448	66,411
Total operating expenses	59,479,147	1,247,428	62,958,678	4,332,582

Net operating loss	(57,066,098)	(274,356)	(58,210,961)	(1,522,628)

Other income (expense):
Interest expense	(232,082)	(36,312)	(591,087)	(163,574)
Other income (expense)	(2)	-	-	19,619
Change in fair value of financial instruments	5,737,606	(21,629)	6,285,706	92,448
Loss on issuance of financial instruments	-	-	(1,618,234)	-
Loss on extinguishment	(740,979)	-	(740,979)	-
Total other income (expense)	4,764,543	(57,941)	3,335,406	(51,507)

Loss before benefit from income taxes	(52,301,555)	(332,297)	(54,875,555)	(1,574,135)

Benefit from income taxes	550,030	233,716	2,791,238	590,954

Net loss	(51,751,525)	(98,581)	(52,084,317)	(983,181)
Net profit attributable to non-controlling interest	-	12,465	-	3,727
Net loss attributable to stockholders	(51,751,525)	(111,046)	(52,084,317)	(986,908)

Basic and diluted loss per common share	$(3.43)	$(0.01)	$(6.24)	$(0.10)
Weighted average number of common shares outstanding, basic and diluted	15,077,548	9,998,446	8,351,249	9,998,446

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

For the Nine Months Ended September 30, 2024 and 2023

	For the Nine Months Ended September 30,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(52,084,317)	$(983,181)
Adjustments to reconcile net loss to net cash used in operating activities:
Goodwill impairment charges	54,984,000	-
Loss on extinguishment	740,979	-
Shares issued as part of stock grants to vendors	98,000	-
Loss on issuance of financial instrument	1,618,234	-
Original issue discount and interest accrued on Quantum Convertible Note	395,671	-
Change in fair value of financial instruments	(6,285,706)	(92,448)
Amortization of discount on note payable	7,000	93,000
Amortization of right-of-use assets	17,209	-
Stock-based compensation	381,084	-
Depreciation and amortization	651,761	395
Allowance for expected credit losses	342,634	95,815
Deferred tax asset and liabilities	(2,336,506)	(590,952)
Changes in operating assets and liabilities:
Accounts receivable	(203,904)	(286,602)
Due from related party	225,654	-
Prepaids and other current assets	(861,888)	57,168
Accounts payable and accrued expenses	(161,975)	988,798
Operating lease liability	(76,823)	-
Deferred revenue	(119,413)	13,561
Income tax payable	63,855	-
Due to related party	(210,797)	181,010
Net cash used in operating activities	(2,815,248)	(523,436)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash acquired in Business Combination - iDoc	29,123	-
Purchase of fixed assets	(50,507)	(2,690)
Net cash used in investing activities	(21,384)	(2,690)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Quantum Convertible Note, related party	2,700,000	-
Proceeds from September 2024 Convertible Note	2,000,000	-
Proceeds from reverse recapitalization with DHAC	1,323,362	-
Repayment on Extension Note	(365,750)	-
Repayment on factoring payable	(150,616)	-
Repayment on Additional Bridge Financing	(13,889)	-
Repayment on Encompass Purchase liability	(3,090)	-
Repayment on advances from related party	(47,800)	-
Repayment on note payable	(33,000)	-
Payment on financing lease liability	(363,982)	-
Proceeds from loan payable, related party	-	120,000
Proceeds from note payable	-	200,000
Proceeds from share repurchase liability	-	135,000
Net cash provided by financing activities	5,045,235	455,000

NET CHANGE IN CASH AND CASH EQUIVALENTS	2,208,603	(71,126)
Cash and Cash Equivalents, Beginning of Period	118,734	230,664
CASH AND CASH EQUIVALENTS, END OF PERIOD	$2,327,337	$159,538

Supplemental disclosure of cash flow information
Cash paid for interest expense	$6,738	$-
Cash paid for taxes	$3,092	$-
Non-cash investing and financing activities:
Net liabilities acquired in reverse merger	$(18,704,806)	$-
Shares issued to DHAC Sponsor group for debt conversion	$1,268,000	$-
Shares issued to A.G.P. Underwriter for debt conversion	$4,370,000	$-
Shares issued to VSee debt holders for debt conversion	$1,310,710	$-
Fair value of shares issued in iDoc acquisition	$68,907,052	$-
Shares issued as principal payment of Additional Bridge Notes	$60,346	$-
Shares issued as principal payment of Exchange Note	$664,790	$-
Shares issued to acquire non-controlling interest in TAD	$325,279	$-

Contacts

Dave Gentry

RedChip Companies, Inc.

1-407-644-4256

VSEE@redchip.com